Exhibit 99.1

11730 Plaza America Drive, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations Advisor	Vice President, Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports Third-Quarter 2016 Financial and Operating Results

•	Third-quarter revenue of $80 million, EPS of $0.24;

•	Strong bookings of $236 million, 3.0 times revenue;

•	Company’s total backlog at $663 million, a four-year high; and

•	NCI issues guidance for fourth quarter of 2016 and updates previously issued guidance for full fiscal year.

RESTON, VA, October 26, 2016 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the third quarter ended September 30, 2016.

Third-quarter 2016 revenue exceeded the midpoint of management’s revenue guidance range issued last quarter. Diluted earnings per share (EPS) was at the high end of the guidance range.

Third-Quarter 2016 Results

For the three months ended September 30, 2016, revenue decreased by 3.1%, or $2.6 million, from the same period a year ago. This decrease was principally due to completed contracts and reductions in staffing and scope of work on certain contracts, partially offset by higher revenues derived under the PEO Soldier program, the Cyber Network Operations and Security Support (CNOSS) program, and new contract awards in the past year.

NCI’s PEO Soldier program accounted for $12.7 million, or 16.0% of revenue, in the third quarter of 2016, up $5.4 million from $7.3 million, or 8.8% of revenue, in the third quarter of 2015. NCI’s CNOSS program accounted for $9.9 million, or 12.4% of revenue, in the third quarter of 2016, up $4.5 million from $5.4 million, or 6.6% of revenue, in the third quarter of 2015.

Earnings before interest, taxes, depreciation and amortization (EBITDA)1 for the third quarter was $7.0 million, or 8.8% of revenue, compared with $7.2 million, or 8.7% of revenue, for the same period in 2015. EBITDA margin for the third quarter of 2016 improved primarily as a result of higher direct labor contribution, more efficient absorption of indirect costs, and higher profit from the completion of contract closeouts.

Operating income for the third quarter of 2016 was $5.3 million compared with $5.4 million for the third quarter of 2015. Operating margin for the third quarter of 2016 was 6.6% compared with 6.5% for the third quarter of 2015. Operating margin increased as a result of the factors affecting EBITDA margin, and lower amortization of intangible assets compared with the same period last year.

Net income for the third quarter of 2016 was $3.3 million compared with $3.2 million for the third quarter last year. Net income increased due to the factors affecting operating margin and a lower tax provision in the quarter.

Days sales outstanding (DSO) were 62 days at September 30, 2016, compared with 60 days at June 30, 2016.

Cash flow provided by operating activities for the three months ended September 30, 2016, was $8.3 million. Capital expenditures were $1.3 million for the three months ended September 30, 2016, resulting in free cash flow of $7.0 million for the third quarter of 2016, 2.1 times net income.

NCI reported total backlog at September 30, 2016, of $663 million, of which $173 million was funded, compared with total backlog at June 30, 2016, of $507 million, of which $120 million was funded. Net bookings for the third quarter were $236 million, equating to 3.0 times revenue. Trailing 12-month bookings were $486 million, equating to 1.5 times revenue.

[1]	NCI believes that information concerning EBITDA enhances overall understanding of its current financial performance, allowing management and investors to better assess NCI’s comparable financial results. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. NCI computes EBITDA as reflected in the reconciliation table at the end of this release.

Among new and recompete business awards in the third quarter:

•	An $87 million, five-year, firm-fixed-price contract with the Centers for Medicare and Medicaid Services (CMS). The contract continues support of CMS’ Comprehensive Error Rate Testing (CERT) program by NCI and its wholly-owned subsidiary AdvanceMed. The expanded scope of work includes request and receipt of medical documentation for Medicare claims billed and call center support;

•	Two new cost-plus-fixed-fee TEIS III task orders totaling $73 million for U.S. Army facilities in both the continental U.S. and Pacific Rim. NCI will provide modernization and installation services for command, control, communications, computers, and intelligence/information technology (C4I/IT) infrastructure and systems;

•	A new $43 million award for agile software development services. The firm-fixed-price contract represents new work for a key federal civilian agency;

•	A $21 million, two-year, cost-plus-fixed-fee task order to continue providing network modernization for a DoD customer;

•	A $12 million, five-year, firm-fixed-price award to continue providing application development and support services to a DoD agency; and

•	An $11 million, two-year, firm-fixed-price task order. This award continues NCI’s network and communications support to Fort Stewart, Georgia, and expands it to other regional locations that will comprise the Southeast Regional Network Enterprise Center.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its fourth quarter and updating guidance for full fiscal year 2016. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Fourth Quarter Fiscal Year 2016 Ending December 31, 2016	Fiscal Year Ending December 31, 2016
Revenue	$75 million–$81 million	$320 million–$326 million
Diluted EPS	$0.19–$0.21	$0.90–$0.92
Diluted projected share count	13.9 million	13.9 million

“Bookings in the third quarter were extremely strong, at 3.0 times revenue. Trailing 12-month bookings were $486 million, or 1.5 times revenue, with approximately 50% of third-quarter awards representing new business for NCI. These awards were equally distributed across our DoD and federal civilian clients. We’re especially encouraged by our recent agile software development award, representing an important win in this growing market,” said NCI’s president and CEO, Brian J. Clark.

“Revenue for the third quarter exceeded the midpoint of guidance we issued on last quarter’s call, and EPS hit the top end of guidance,” continued Clark. “While our third-quarter awards will strengthen NCI’s position in a number of key markets, we also will face challenges as we support the ramp up of the new work. These include startup costs, uncertainties regarding the timing of new contract revenue, and the continued competitive pressures in the marketplace. Finally, we still are pursuing potential transactions, including smaller, opportunistic acquisitions and transformative deals that would immediately add to NCI’s scale in the government IT and professional services market.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EDT to discuss third-quarter 2016 results, issue guidance for the fourth quarter of 2016 and update the outlook for fiscal year 2016.

Analysts and institutional investors may listen to the conference call by dialing (888) 466-4582 (United States/Canada) or (719) 325-2497 (international) with pass code 2128092. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through November 2, 2016, by dialing (844) 512-2921 (United States/Canada) or (412) 317-6671 (international) and entering pass code 2128092.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile development and integration; cybersecurity and information assurance; engineering and logistics; big data and data analytics; IT infrastructure optimization and service management; and health and program integrity. Headquartered in Reston, Virginia, NCI has approximately 2,000 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statements

Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views with respect to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results or performance to differ materially from those expressed or implied by these forward-looking statements. Many of these factors are beyond our ability to control or predict. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for defense and intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; federal government shutdowns (such as that which occurred during the federal government’s 1996 and 2014 fiscal years), other delays in the federal government appropriations process, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of federal government audits of our government contracts; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); federal government agencies awarding contracts on a technically-acceptable/lowest-cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency-specific funding freezes, (v) competition for task orders under government wide acquisition contracts (GWACs), agency-specific indefinite delivery/indefinite quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue	$79,753	$82,310	$245,308	$249,077
Operating expenses:
Cost of revenue	66,305	68,677	204,213	207,832
General and administrative expenses	6,434	6,445	19,375	19,941
Depreciation and amortization	1,737	1,794	5,213	5,774
Acquisition and integration related expenses	—	6	—	428

Total operating expenses	74,476	76,922	228,801	233,975

Operating income	5,277	5,388	16,507	15,102
Interest expense, net	134	204	477	662

Income before income taxes	5,143	5,184	16,030	14,440
Provision for income taxes	1,882	2,013	6,206	5,818

Net income	$3,261	$3,171	$9,824	$8,622

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,201	13,029	13,180	13,004
Net income per share	$0.25	$0.24	$0.75	$0.66

Diluted:
Weighted average shares outstanding	13,857	13,697	13,863	13,659
Net income per share	$0.24	$0.23	$0.71	$0.63

Cash dividend declared and paid per share	—	$—	$0.15	$0.12

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)

	As of September 30, 2016	As of December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$244	$233
Accounts receivable, net	53,332	60,044
Prepaid expenses and other current assets	3,979	3,447

Total current assets	57,555	63,724
Property and equipment, net	6,338	6,698
Other assets	1,525	1,548
Deferred tax assets, net	38,066	38,789
Intangible assets, net	16,498	19,231
Goodwill	33,878	33,878

Total assets	$153,860	$163,868

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	11,226	19,693
Accrued salaries and benefits	17,613	18,977
Deferred revenue	2,312	2,217
Other accrued expenses	4,563	3,843

Total current liabilities	35,714	44,730

Long-term debt	—	10,000
Other long-term liabilities	2,622	2,578

Total liabilities	38,336	57,308

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,952 shares issued and 9,035 shares outstanding as of September 30, 2016, and 9,843 shares issued and 8,961 shares outstanding as of December 31, 2015	189	187
Class B common stock, $0.019 par value—12,500 shares authorized; 4,500 shares issued and outstanding as of September 30, 2016 and December 31, 2015	86	86
Additional paid-in capital	77,727	76,569
Treasury stock at cost—917 shares of Class A common stock as of September 30, 2016 and December 31, 2015	(8,331)	(8,331)
Retained earnings	45,853	38,049

Total stockholders’ equity	115,524	106,560

Total liabilities and stockholders’ equity	$153,860	$163,868

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$9,824	$8,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,213	5,774
Share-based compensation	769	1,036
Deferred income taxes	723	228
Changes in operating assets and liabilities:
Accounts receivable, net	6,712	5,421
Prepaid expenses and other assets	(509)	3,893
Accounts payable	(8,467)	(1,387)
Accrued expenses and other liabilities	(504)	(1,105)

Net cash provided by operating activities	13,761	22,482

Cash flows from investing activities:
Purchases of property and equipment	(2,121)	(1,537)
Cash paid for acquisition, net of cash acquired	—	(56,657)

Net cash used in investing activities	(2,121)	(58,194)

Cash flows from financing activities:
Borrowings under credit facility	126,303	146,395
Repayments on credit facility	(136,303)	(135,099)
Proceeds from exercise of stock options	391	235
Repurchase of stock awards	—	(53)
Dividends paid	(2,020)	(1,561)

Net cash (used in) provided by financing activities	(11,629)	9,917

Net change in cash and cash equivalents	11	(25,795)
Cash and cash equivalents, beginning of period	233	25,819

Cash and cash equivalents, end of period	$244	$24

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$372	$588

Income taxes	$4,670	$2,871

NCI, INC.

EBITDA Reconciliation Table

(UNAUDITED)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP operating income	$5,277	$5,388	$16,507	$15,102
Depreciation and amortization	1,737	1,794	5,213	5,774

EBITDA	7,014	7,182	21,720	20,876
EBITDA margin	8.8%	8.7%	8.8%	8.4%